                                                                    Exhibit 3.13

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                           THERMADYNE INDUSTRIES, INC.


     THERMADYNE INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

     A. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 30, 1980 under the Corporation's former name "PALCO INDUSTRIAL PRODUCTS, INC."

     B. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL") to put into effect and carry out the First Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Thermadyne Holdings Corporation, Thermadyne Mfg. LLC, Thermadyne Capital Corp., Thermadyne Industries, Inc., Victor Equipment Company, Thermadyne International Corp., Thermadyne Cylinder Co., Thermal Dynamics Corporation, C&G Systems Holding, Inc., MECO Holding Company, Tweco Products, Inc., Tag Realty, Inc., Victor-Coyne International, Inc., Victor Gas Systems, Inc., Stoody Company, Thermal Arc, Inc., C & G Systems, Inc., Marison Cylinder Company, Wichita Warehouse Corporation, Coyne Natural Gas Systems, Inc., and Modern Engineering Company, Inc., as confirmed on April 3, 2003 by order of the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division.

     C. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is THERMADYNE INDUSTRIES, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share. Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on issuance of nonvoting equity securities is included in this Amended and Restated Certificate of Incorporation in compliance with Section 1123 of the Bankruptcy Code, and shall have no force and effect except to the extent and for so long as such Section 1123 is applicable to the Corporation.

     FIFTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

     SIXTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

     SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "PERSON" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the

Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "PROCEEDING" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

     TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

     In witness whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned, duly authorized officer of the Corporation as of this 19th day of May, 2003.


                                     THERMADYNE INDUSTRIES, INC.


                                     By:    /s/ Patricia S. Williams
                                        ----------------------------------------
                                     Name:  Patricia S. Williams
                                     Title: Vice President, General Counsel and
                                            Secretary